Exhibit 5.1

599 LEXINGTON AVENUE | NEW YORK | NY | 10022-6069 WWW.SHEARMAN.COM | T +1.212.848.4000 | F +1.212.848.7179

June 21, 2017

Altice USA, Inc.
1111 Stewart Avenue
Bethpage, NY 11714

Altice USA, Inc.

Ladies and Gentlemen:

We have acted as counsel to Altice USA, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (Registration No. 333-217240) filed with the Securities and Exchange Commission (the “Commission”) on April 11, 2017, and each amendment thereto (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 71,724,139 shares of the Company’s Class A common stock, par value $0.01 per share (the “Shares”), which includes 12,068,966 Shares to be sold by the Company (the “Company Shares”), 51,874,063 Shares to be sold by the selling stockholders identified in the Registration Statement (the “Secondary Shares”) and up to 7,781,110 Shares that may be sold by the selling stockholders upon the exercise of an option to purchase additional Shares granted to the underwriters (the “Additional Shares”).  The Shares are to be sold by the Company pursuant to the terms of an underwriting agreement to be entered into between the Company and the underwriters named therein (the “Underwriting Agreement”).  The offering of the Shares will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”).

In that connection, we have reviewed originals or copies of the following documents:

(a)                                 The Registration Statement.

(b)                                 The Prospectus.

(c)                                  The Amended and Restated Certificate of Incorporation, a form of which is included as Exhibit 3.1 to the Registration Statement (the “Amended Certificate”).

(d)                                 The Amended and Restated Bylaws of the Company, a form of which is included as Exhibit 3.2 to the Registration Statement.

(e)                                  The Underwriting Agreement, a form of which is included as Exhibit 1.1 to the Registration Statement.

ABU DHABI  |  BEIJING  |  BRUSSELS  |  DUBAI  |  FRANKFURT  |  HONG KONG  |  LONDON  |  MENLO PARK  |  MILAN  |  NEW YORK

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SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.

*DR. SULTAN ALMASOUD & PARTNERS IN ASSOCIATION WITH SHEARMAN & STERLING LLP

(f)                                   The originals or copies of such other corporate records of the Company, certificates of public officials and officers of the Company and such other documents and instruments as we have deemed necessary as a basis for the opinions expressed below.

For the purposes of this opinion letter, we have assumed:

(a)                                 The genuineness of all signatures.

(b)                                 The authenticity of the originals of the documents submitted to us.

(c)                                  The conformity to authentic originals of any documents submitted to us as copies.

(d)                                 As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that when (i) the Amended Certificate has been filed with the Secretary of State of the State of Delaware, (ii) the Company’s board of directors or the pricing committee of the Company’s board of directors has taken the necessary action to set the price for the Shares and (iii) the Shares have been issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the Underwriting Agreement, the Company Shares, Secondary Shares and Additional Shares will be duly authorized by all necessary corporate action on the part of the Company and will be validly issued, fully paid and non-assessable.

Our opinion set forth above is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

This opinion letter is provided solely in connection with the issuance and sale of the Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

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